Exhibit 99.1

 DRI Corporation Announces Availability of RedChip Conference Webcast
                             and Interview

   Replay of Company's Second Quarter 2007 Conference Call Available
                         Through Nov. 14, 2007


    DALLAS--(BUSINESS WIRE)--Aug. 21, 2007--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that David L. Turney, the Company's Chairman, President and Chief Executive Officer, participated in a presentation and interview during the RedChip Small-Cap Investor Conference held Aug. 16-17, 2007, at the Waldorf Astoria Hotel in New York.

    To watch Mr. Turney's RedChip presentation and interview, go to www.redchip.com and register free of charge. For the presentation, go to Day Two, Speaker Room Two, and click on the 10:30 a.m. link. For the interview, go to Day Two Interviews, and click on the 11:15 a.m. link.

    2Q07 CONFERENCE CALL PLAYBACK INFORMATION

    Senior management discussed the Company's second quarter 2007 financial results and 2007 outlook during an investors' conference call on Aug. 14, 2007. Telephone replay is available through Nov. 14, 2007 by dialing: Domestic, (877) 519-4471 (Code 9106427); or
International, (973) 341-3080 (Code 9106427). Audio webcast replay also is available via http://www.viavid.net/detailpage.aspx?sid=00004348.

    UPCOMING FINANCIAL CONFERENCES

    Mr. Turney plans to present at the following financial conferences:

    -- Arch Investment Conference, Sept. 20, 2007, San Francisco - The conference is open to the financial community. An audio webcast will be available via www.vcall.com and www.investrend.com. For more information, visit www.archconferences.com.

    --  EQUITIES Magazine Transatlantic Conference, Oct. 1, 2007,
        London Stock Exchange, London - This conference is open to the financial community. An audio webcast will be available via www.equitiesmagazine.com.

    For more information about DRI's planned financial and transit industry conferences, review the "Calendar of Events" section within Company's Web site, www.digrec.com.

    ABOUT THE COMPANY

    DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that may imply a potential positive impact on the Company's perceived value as a result of participating in these various conferences or the Company's investor relations efforts, statements made by the Company during its second quarter 2007 results conference call that are not historical fact, as well as any statement, express or implied, concerning future events or expectations which use words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc. These forward looking statements are subject to risks and uncertainties including risks that our participation in these various conferences may not prove beneficial to the Company, risks that any forward looking statements made during the Company's second quarter 2007 results conference call may not prove correct over time, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business, as those risk factors are updated by our subsequent quarterly reports on Form 10-Q. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             DRI Corporation
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com